Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Meg Taylor	Marlo DeLeon
Public Relations	Investor Relations
408-988-7200	408-988-7296
meg.taylor@latitude.com	marlo.deleon@latitude.com

LATITUDE REPORTS SECOND QUARTER 2003 FINANCIAL RESULTS

SANTA CLARA, Calif., July 17, 2003 — Latitude Communications (Nasdaq: LATD), the developer of MeetingPlace®, a leading secure integrated rich-media conferencing solution, today reported its financial results for the second quarter ended June 30, 2003.

Revenue for the quarter was $8.3 million, as compared with $10.0 million in the second quarter of 2002.  In accordance with GAAP, the Company reported a net loss for the quarter of $1.7 million, or $0.09 per share diluted, compared to a net loss of $1.2 million, or $0.06 per share diluted, in the second quarter of 2002.

Cash, cash equivalents and marketable securities totaled $22.6 million as of June 30, 2003.

Revenue for the quarter was comprised of service revenue of $6.3 million and product revenue of $2.0 million. Service revenue was 76 percent and product revenue was 24 percent of total revenue in the second quarter of 2003 compared to 65 percent service and 35 percent product in the second quarter of 2002. Revenue from Hewlett-Packard (“HP”) totaled approximately $600,000 for the quarter, down sequentially, as expected, from $1.4 million in the first quarter.

Excluding revenue from HP, service revenue increased 32 percent to $5.7 million in the current quarter from $4.3 million in the second quarter of 2002. This increase was principally driven by growth in non-HP MeetingPlace Services revenue, which increased 100 percent to $2.6 million in the current quarter from $1.3 million in the second quarter of 2002.  MeetingPlace Services include the Company’s managed, hosted and premium service offerings.

Results for the current quarter include a $70,000 in-process research & development write-off related to the previously announced acquisition of Wanadu, Inc.  Results for 2002 include amortization of deferred stock compensation and a tax benefit of 36%.

Since the beginning of the second quarter, the Company has secured four multi-year service contracts expected to deliver more than $1 million of quarterly revenue once customers reach full deployment.  Full deployment typically takes three to six months from contract signing. These new customers include leaders in global management consulting, telecommunications, healthcare and money management. Using MeetingPlace, these companies expect to reduce costs, improve security and provide users with a meeting application that seamlessly integrates web and voice conferencing.

“The lingering weakness in the capital spending environment continues to impact product revenue,” said Rick McConnell, chief executive officer.  “We are quite pleased, however, with the growth in recurring revenue from our MeetingPlace Services business, as well as the expected future revenue contribution of new services contracts now entering the implementation phase.  Additionally, as we work through the remaining revenue from HP, we remain very focused on aggressive expense management to return Latitude to profitability on a sustained basis as soon as possible."

The Company will host a conference call related to these announcements today at 1:30 p.m. Pacific Daylight Time. Access to the call will be available both on a live, as well as recorded, basis through the Company’s Web site at http://www.latitude.com/investor.

Cautionary Language

This press release contains forward-looking statements regarding Latitude’s future operating results and business strategies that involve risks and uncertainties that could cause actual results to differ materially from those in such statements. All forward-looking statements in this release are based upon information available to Latitude as of the date hereof, and Latitude assumes no obligation to update any such forward-looking statements. Potential risks and uncertainties include, without limitation, Latitude’s limited operating history, economic uncertainty and resulting weakness in capital expenditures, the Company’s shift toward a more services-oriented business, the Company’s dependence upon major customers, potential fluctuations in operating results, intense competition, including price competition, from substantially larger, more recognized companies, the early stage of development of the market for integrated rich-media conferencing systems, the Company’s reliance on the performance of its development and distribution partners, uncertain market acceptance for Latitude’s products and services, and rapid technological change. Risk factors are described in detail in the Company’s annual report on Form 10-K for the year ended December 31, 2002, Form 10-Q for the quarter ended March 31, 2003 and in its other filings with the Securities and Exchange Commission.

About Latitude Communications

Latitude Communications, Inc. provides MeetingPlace, a leading secure, integrated rich-media conferencing solution. Companies such as Agilent, Cap Gemini Ernst & Young and Lockheed Martin use the solution to work better and speed decision-making through real-time collaboration. Available as an outsourced service or on-premises platform, MeetingPlace integrates with traditional and IP communications infrastructures enabling people to share and edit live documents from any location. The technology integrates with groupware such as Outlook to simplify scheduling and directories such as Active Directory for added security and administrative control. Based in Santa Clara, California, Latitude has offices and distribution partners worldwide. Visit www.latitude.com or call 408-988-7200 (or 800-999-7440 in the U.S.).

###

NOTE: MeetingPlace is a registered trademark of Latitude Communications, Inc. All other product and company names are trademarks of their respective holders.

LATITUDE COMMUNICATIONS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share amounts)

(Unaudited)

	3 Months Ended June 30,		6 Months Ended June 30,
	2003	2002	2003	2002

Revenue:
Product	$1,953	$3,498	$3,926	$6,924
Service	6,350	6,517	13,812	12,563
Total revenue	8,303	10,015	17,738	19,487
Cost of revenue:
Product	826	1,356	1,510	2,408
Service	3,438	3,335	6,822	6,762
Total cost of revenue	4,264	4,691	8,332	9,170
Gross profit	4,039	5,324	9,406	10,317

Operating expenses:
Research and development	1,388	1,500	2,520	2,908
Marketing and sales	3,317	4,792	6,502	9,692
General and administrative	1,101	1,111	2,249	2,269
Purchased in-process technology	70	—	70	—
Amortization of deferred stock compensation	—	57	—	126
Total operating expenses	5,876	7,460	11,341	14,995
Loss from operations	(1,837)	(2,136)	(1,935)	(4,678)
Interest income, net	114	250	272	517
Loss before benefit from (provision for) income taxes	(1,723)	(1,886)	(1,663)	(4,161)
Benefit from (provision for) income taxes	(24)	673	(48)	1,467

Net loss	$(1,747)	$(1,213)	$(1,711)	$(2,694)

Net loss per share - basic	$(0.09)	$(0.06)	$(0.09)	$(0.14)

Shares used in per share calculation - basic	19,457	19,361	19,424	19,328

Net loss per share - diluted	$(0.09)	$(0.06)	$(0.09)	$(0.14)

Shares used in per share calculation - diluted	19,457	19,361	19,424	19,328

LATITUDE COMMUNICATIONS, INC.
RECONCILIATION OF GAAP NET LOSS PER SHARE
TO PRO-FORMA NET LOSS PER SHARE
(Amounts in thousands, except per share amounts)

(Unaudited)

	3 Months Ended June 30,		6 Months Ended June 30,
	2003	2002	2003	2002

Net loss - as reported (GAAP)	$(1,747)	$(1,213)	$(1,711)	$(2,694)
Pro-forma adjustments:
Amortization of deferred stock compensation	—	57	—	126
Purchased in-process technology	70	—	70	—
Income tax rate effect at 36%	619	(15)	622	(15)

Pro-forma net loss	$(1,058)	$(1,171)	$(1,019)	$(2,583)

Pro-forma net loss per share - diluted	$(0.05)	$(0.06)	$(0.05)	$(0.13)

USE OF PRO-FORMA FINANCIAL INFORMATION

To supplement our consolidated financial statements presented on a GAAP basis, Latitude uses non-GAAP, or pro-forma, measures of operating results, net income (loss) and net income (loss) per share, which are adjusted to exclude stock based compensation, purchased in-process technology, and to ensure consistency of income tax rates that we believe are approximate to enhance the overall understanding of our financial performance.  These adjustments to our GAAP results are made with the intent of providing both management and investors a supplemental understanding of Latitude’s underlying operational results and trends.  Adjusted pro-forma results are among the indicators management uses as a basis for planning and forecasting our business.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for Latitude’s financial results prepared in accordance with generally accepted accounting principles in the United States.

LATITUDE COMMUNICATIONS, INC.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except per share amounts)

(Unaudited)

	June 30, 2003	December 31, 2002

ASSETS
Current assets:
Cash and cash equivalents	$22,621	$13,119
Short-term investments	—	12,066
Accounts receivable, net	6,070	7,035
Inventory	1,349	952
Prepaid and other assets	1,817	2,135
Total current assets	31,857	35,307
Property and equipment, net	3,605	3,915
Goodwill, net	888	—
Deposits and other long-term assets	1,024	1,060

Total assets	$37,374	$40,282

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$707	$744
Accrued liabilities	4,384	5,274
Deferred revenue	5,376	5,054
Total current liabilities	10,467	11,072
Other non-current liabilities	2,027	2,605
Total liabilities	12,494	13,677
Stockholders’ equity:
Common stock, $0.001 par value	19	19
Additional paid-in capital	57,850	57,757
Accumulated other comprehensive income (loss)	(58)	49
Accumulated deficit	(32,931)	(31,220)
Total stockholders’ equity	24,880	26,605

Total liabilities and stockholders’ equity	$37,374	$40,282